We issued

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2021

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Repay Holdings Corporation (the “Company”) approved the program terms and performance objectives for annual cash bonuses for the Company’s executive officers under each of their respective employment agreements (the “AIP”). Executive officers will participate in the AIP at the individual target levels set forth in their employment agreements, which range from 25% to 75% of base salary. For the performance period of January 1 to December 31, 2021 under the AIP, the Compensation Committee established that 75% of the annual bonus amounts would be based upon the achievement of performance goals tied to the Company’s Adjusted EBITDA, with the remaining 25% of the annual bonus amounts based on the achievement of individual performance goals. If performance of any measure does not meet the applicable minimum threshold for that measure, no award will be earned for that measure. If the performance of a measure reaches the applicable minimum threshold, the award earned for that measure will be 50% of the target bonus amount. If the performance of any measure reaches the applicable targeted performance goal, the award earned for that measure will be 100% of the target bonus amount. If the performance of any measure reaches or exceeds the applicable maximum performance goal, the award earned for that measure will be 200% of the target bonus amount. The actual bonus amount earned for results between these percentages will be calculated using straight-line interpolation.

On February 24, 2021, the Compensation Committee also approved the grant of certain equity awards to the Company’s executive officers and certain other employees, pursuant to the Repay Holdings Corporation Omnibus Incentive Plan. The awards granted to executive officers consisted of 50% time-based restricted stock (“RSAs”) and 50% performance-based restricted stock units (“PSUs”), in each case subject to continued employment on the applicable vesting date. The RSAs are scheduled to vest in four equal annual installments commencing February 24, 2022. The PSUs will vest, if at all, at the end of a three-year performance period ending on December 31, 2023, based upon relative total shareholder return (“TSR”) relative to the Russell 2000 Index. If the Company’s relative TSR performance is below the 25% percentile, the award will be forfeited. If the Company’s relative TSR performance is at the 25% percentile, then 50% of the targeted award will be earned. If the Company’s relative TSR performance is at the 50% percentile, then 100% of the targeted award will be earned. If the Company’s relative TSR performance is at or above the 75% percentile, then 200% of the targeted award will be earned. The actual award earned for results between these percentiles will be calculated using straight-line interpolation. Vested PSUs will be settled in shares of the Company’s Class A common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: March 2, 2021	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey
General Counsel